May 29, 2013 New Frontiers Trust 30195 Chagrin Blvd., Suite 118N Pepper Pike, OH 44124

Re: New Frontiers Trust (File Nos. 811-22498 and 333-170791)

Gentlemen:

A legal opinion (the "Legal Opinion") that we prepared was filed with Pre-Effective Amendment No. 1 to the New Frontiers Trust Registration Statement (the "Registration Statement"). We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 4 to the Registration Statement (the "Amendment"). We also consent to all references to us in the Amendment.

Very truly yours, /s/ Thompson Hine LLP THOMPSON HINE LLP